Alico Inc. Announces Quarterly Dividend

The Company Increases Dividend 10% Over Previous Quarter

LABELLE, FL., July 11, 2006 -- Alico, Inc., (Nasdaq: ALCO), a leading landholder and one of the South’s best known agribusiness companies, is pleased to announce today that at its Board of Directors meeting held Friday June 30, 2006, the Board declared a quarterly dividend of $0.275 per share payable to stockholders of record as of September 30, 2006, with payment expected on or about October 15, 2006. Chairman John Alexander said, “The Alico Board of Directors is pleased to continue the payment of quarterly dividends to our shareholders and to be able to increase the rate by 10%.”

About Alico, Inc.

Alico, Inc., an agribusiness company operating in Central and Southwest Florida, owns approximately 136,000 acres of land located in Collier, Hendry, Lee and Polk counties. Alico is involved in various operations and activities including citrus fruit production, cattle ranching, sugarcane, sod production, and forestry. Alico also leases land for farming, cattle grazing, recreation and oil exploration. Alico intends to grow its asset values and earnings through enhancements to its agricultural businesses and proactive management of its real estate holdings.

For Further Information Contact:

John R. Alexander
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.